EXHIBIT 32(a)

CERTIFICATION OF PERIODIC REPORT
PURSUANT TO 18 U.S.C. SECTION 1350 (AS ADOPTED PURSUANT TO SECTION 906 OF
SARBANES-OXLEY ACT OF 2002)

I, Sherrill Stone, Chairman of the Board and Chief Executive Officer of Peerless Mfg. Co. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that:

(1)	The Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2004, as filed with the Securities Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Sherrill Stone

Sherrill Stone
Chairman of the Board and Chief Executive Officer
Date: May 14, 2004